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                                       LEASE

     THIS LEASE is a entered into as of December 1, 1997 by and between The Century Group, Inc. , ( "Landlord" ) , whose address is 7177 W. Oakland Park Blvd., Ft. Lauderdale, Florida, 33313 and First Independent Computer, Inc. ( "Tenant " ) whose address is 1157 North 5th, Abilene, TX 79601.

                                W I T N E S S E T H:

PREMISES

     Section 1. For the rent and upon the agreements contained in this Lease, Landlord leases to Tenant and Tenant rents from Landlord certain space consisting of 2,886 rentable square feet (Premises"). The Premises are located in a facility ("Building") known as The Century Building which is located at 2701 West Oakland Park Boulevard, Ft. Lauderdale, Florida 33311 ("Building Site").

TERM

     Section 2. Lease Term. The term of this Lease ("Term") shall commence on the Commencement Date (as herein defined) and shall continue until 12:00 noon on the date which is 12 months after the Commencement Date (hereinafter referred to as the "Expiration Date"), unless this Lease is sooner terminated under any other provision of this Lease. The Commencement Date means the earlier of (i) the date on which Tenant takes possession of the Premises, or (ii) December 1, 1997, whichever shall first occur. Notwithstanding the foregoing, in the event the Commencement Date begins on a day of the month other than the first day thereof, the Expiration Date shall be computed starting with the first day of the month following the month during the Commencement Date falls, Within thirty
(30) days after the Commencement Date, Tenant shall sign and deliver to Landlord a statement in which Tenant acknowledges and agrees to the Commencement Date, the Expiration Date, and such other information as is reasonably by Landlord.

BASE RENT AND SECURITY DEPOSIT

Section 3.

     (a) During the twelve (12) months of the Term, Tenant shall pay to Landlord, without any deductions or setoff, the sum of Thirty-one thousand seven hundred forty-six ($31,746.00), plus all applicable sales and use taxes thereon, in equal monthly installments of Two thousand six hundred forty-five and 50 cents ($2,645.50) plus 6% sales tax, in advance on the first day of each and every month during the Term of the Lease; Rent shall be payable to The Century Group, Inc. and shall be sent to 7177 W. Oakland Park Blvd., Ft. Lauderdale , Florida 33313 or such other entity as Landlord may designate from time to time. Rent for a partial month shall be due and payable on a pro rata daily basis on the first day that said rent accrues in said month. The rent due under this
Section 3 (a) is hereinafter referred to as "Base Rent".
     (b) All installments of Base Rent or Additional Rent (as defined hereinafter) not received by Landlord when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date (i.e., the first day of the month) until paid; provided, however, that in no event shall such rate exceed the maximum rate allowed by law.

ADDITIONAL RENT


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     Section 4.    (a)  Tenant agrees to pay to Landlord, as additional rent
("Additional Rent") for the Premises, throughout the Term, Tenant's proportionate share (defined in Section 4 (e) herein and referred to as "Tenant's Proportionate Share") of the operating expenses (which items are defined in this Section 4 (a), and referred to as "Operating Expenses"), plus all applicable sales and use taxes thereon. This Additional Rent for the current year amounts to $961.49 a month plus 6% sales tax. An estimate of Tenant's Proportionate Share of the Operating Expenses for the first calendar year of the Term, or the portion thereof remaining after the Commencement Date, shall be delivered to Tenant within ten (10) days of the execution of this lease. The Operating Expenses shall include the following:

     (i) Any real estate taxes and assessments (collectively referred to hereinafter as the "Tax Cost") (A) which shall or may become a lien upon, become due and payable, or be assessed, imposed, or levied by lawful taxing authorities against the Building, the Building Site and any other improvements on the Building Site; (B) which arise in connection with the use, occupancy, or possession of the Building Site or any part thereof; (C) which become due and payable out or for the Building Site, or any part thereof; or (D) which are imposed, assessed, or levied in lieu of, in substitution for, or in addition to any or all of the foregoing. The Tax Cost shall not include any charge (such as a water meter charge) which is measured by actual user consumption. A real estate tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of any real estate taxes, assessments, or installment thereof;

     (ii) All premiums and costs (collectively referred to as the "Insurance Cost") for public liability, fire and extended coverage or all risk, business interruption, and/or any other insurance coverage which may reasonably be carried by Landlord insuring the Premises, the Building, the Building Site or any improvements thereon; and

     (iii) All electricity, gas, and air conditioning service costs ("Utility Cost") provided to the Premises by Landlord pursuant to Sections 11 (c) and (g).

     (iv) All operating expenses, not specifically mentioned above, are also considered as Additional Rent, including security, lawn care, elevator maintenance, etc.

     (b) Prior to the beginning of each calendar year, Landlord shall estimate Tenant's Proportionate Share of the Operating Expenses for the following calendar year and give Tenant written notice of such estimate. Tenant shall pay such amount as Additional Rent in twelve (12) equal monthly installments on the first day of each month, throughout such calendar year. After the end of that calendar year, Landlord shall furnish Tenant a statement of the actual Operating Expenses. Tenant shall pay deficiency upon receipt of Landlord's notice thereof. Any surplus paid by Tenant during the preceding calendar year, shall be applied against the next monthly installments of Additional Rent due from Tenant.

     (c) During any part of the Term which shall be less than a full calendar year, Landlord's estimated Operating Expenses shall be prorated on a daily basis so that Tenant shall pay Tenant's Proportionate Share (or such other amount as set forth in Section 4 (f) below) of such expenses attributable to the portion of the calendar year occurring within the Term. Any such deficiency or surplus which occurs in the last year of the Term shall be determined by Landlord, and notice of such determination given to Tenant within sixty (60) days after the end of the calendar year in which such deficiency or surplus occurs. In the event a surplus is determined to exist, Landlord shall deliver payment thereof to Tenant with said notice. In the event a deficiency is determined to exist, Tenant shall deliver payment thereof to Landlord within ten (10) days of receipt of said notice.

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     (d)  Any and all sums of money or charges, except for Base Rent, required to be paid by Tenant under this Lease, whether or not the same is so designated, shall be considered Additional Rent and shall be due and payable no later than the due date of the next installment of Base Rent. Nothing herein shall limit any other remedy Landlord may have.

     (e) Tenant's Proportionate Share of the Building is Five point seven (5.7%) percent, which shall be a percentage equal to the ratio of the rentable square footage of the Premises to ninety-five (95%) percent of the total rentable square footage of all rentable area within the Building.

     (f) Notwithstanding anything contained herein to the contrary, it is agreed that in the event the Building is not fully occupied during any year of the Lease Term, the Operating Expenses shall be allocated for Tenant's Premises according to Tenant's Proportionate Share of the entire building.

USE OF COMMON AREAS

     Section 5. (a) Landlord hereby grants to Tenant and Tenant's employees, agents, customers and invitees, the right to use, during the Term, along with other tenants in the Building, the common areas of the Building ("Building Common Areas") consisting of corridors, elevators, foyers, restrooms, vending areas, building stairs and other similar facilities provided for the common use of tenants generally and/or the public.

     (b) Landlord hereby grants to Tenant and Tenant's employees, agents, customers and invitees, the right to use, during the Term, along with other tenants in the Building or any other tenants on the Building Site, the common areas on the Building Site ("Building Site Common Areas") consisting of the parking areas, access roads and facilities which may be furnished by the Landlord and which are located adjacent to the Building, the truck ways, driveways, loading docks and areas, sidewalks, ramps, and any other areas and improvements which may be provided from time to time by Landlord for the general use in common of the Building tenants and their officers, agents, employees, and customers, and all lighting facilities incident thereof, as such areas and facilities may be changed from time to time by Landlord. Landlord reserves the right to change or modify the design or layout of the parking areas.

     (c) If Landlord deems it necessary to prevent the acquisition of public rights in and to the Building, Landlord may from time to time temporarily close portions of the Common Areas, and may erect private boundary markers or take such steps as deemed appropriate for the purpose. Such action shall not constitute or be considered an eviction or disturbance of Tenant's quiet possession of the Premises.

USE OF PREMISES BY TENANT

     Section 6. (a) The Premises may be occupied and used as an office, and for no other purpose.

     (b) Tenant shall use and occupy the Premises in accordance with all governmental laws, ordinances, rules, and regulations, and shall maintain all permits, licenses and authorizations as required by all applicable governmental authorities. Tenant shall not use, or allow the Premises to be used, for any purpose other than as specified herein and shall not us, or permit the Premises to be used, for any unlawful, disreputable, or immoral purpose or in any way that will injure the reputation of the Building Site. Tenant shall pay for any and all costs incurred to insure that Tenant's activities comply with all applicable laws, ordinances, rules and regulations.


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RULES AND REGULATIONS

     Section 7. Tenant's occupancy shall be subject to, and Tenant shall abide by, the rules and regulations ("Rules and Regulations") of general application governing the conduct of tenants in the Building and parking garage, and the use of the Building Common Areas as my be established by Landlord from time to time.

CONDITION OF PREMISES, ALTERATIONS AND INSTALLATIONS

     Section 8. (a) Except as specifically set forth below, Tenant shall not make alterations, changes, and improvements to the Premises or the Building, including any roof or exterior wall penetration. Tenant may make nonstructural alterations, changes, or improvements only with the prior written approval of Landlord, which approval will not be unreasonably withheld. Landlord may impose any conditions or requirements upon the making of such alterations, changes, and improvements.

     (b) Notwithstanding anything set forth in the Lease to the contrary, Tenant does hereby accept the Premises in "as is" condition, without any obligation or liability of whatsoever kind or nature by Landlord to do or perform any improvements, repairs or maintenance to the Premises.

     (c) No improvements or construction shall be commenced in or upon the Premises until such time as Landlord shall have approved, in writing, all plans and specifications therefore, and Tenant shall have received, and provided evidence thereof to Landlord, all governmental approvals and permits therefore. Further, Tenant shall provide to Landlord, prior to commencement of the work to be performed by Tenant hereunder, evidence of financial responsibility of Tenant in such form and content as shall be satisfactory to landlord, in its sole and absolute discretion.

     (d) In the event Tenant shall default in the performance of any of Tenant's obligations as described above, or shall fail to provide the plans and specifications, building permits and/or financial assurances as described above on or before commencement, Tenant shall be deemed in default and Landlord shall be entitled to rely upon any of Landlord's remedies as provided in this Lease.

SERVICES TO BE FURNISHED BY LANDLORD

     Section 9.  Landlord agrees to furnish to Tenant the following services:

     (a) Water for sanitary and drinking purposes only at those points of supply provided for general use of other tenants in the Building. If Tenant requires, uses or consumes water for any purpose in addition to sanitary and drinking purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. In such event, Tenant shall pay Landlord for the cost of the meter, the cost of the installation thereof and the cost of the water consumption throughout the duration of Tenant's occupancy. Landlord hall maintain the meter and related equipment in good working order and repair at Tenant's own expense. If Tenant defaults in this obligation, Landlord may replace or repair the meter and collect the cost thereof from Tenant.
Tenant agrees to pay for water consumed, as shown on said meter as and when the bills are rendered. Any amounts due hereunder from Tenant shall be deemed Additional Rent.

     (b) Limited access to the Building during other than normal operating hours of Tenant shall be provided in such form as Landlord deems appropriate. Landlord, however, shall have no liability to Tenant, its employees,


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agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises or in the Building, and Landlord shall not be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

     (c) Central heat and air conditioning during normal business hours at such temperatures and in such amounts as are considered by Landlord to be Building Standard (as may be defined in the Building Rules) or as required by governmental authority. Heating and air conditioning service shall be provided at other times (as established by the Building Rules) only upon the written request of Tenant delivered to Landlord in accordance with the Building Rules. Tenant shall bear the cost of such additional service, which shall be considered Additional Rent, at rates determined and billed by Landlord from time to time, and shall pay such charge as provided in Section 4(d).

     (d) Standard routine maintenance and electric lighting service for all Building Common Areas only, as determined by Landlord to be necessary.

     (e) Electrical current for standard building lighting fixtures and for normal incidental uses.

     The failure by Landlord to any extent to furnish, or the interruption, cessation or termination of services in whole or in part, or any curtailment in the use of the Premises resulting from any of the matters and things herein referred to, shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement of this Lease. If any of the equipment or machinery used to provide the foregoing services does not function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of any resulting interruption in service.

LIABILITY OF LANDLORD

     Section 10. Landlord and Landlord's agents and employees shall be liable for, and Tenant waives all claims for damage to person or property sustained by Tenant or any person claiming through Tenant resulting from an accident or occurrence in, about, or upon the Premises, the Building, or any other part of the Building, the Common Areas unless due to the gross negligence of Landlord and/or Landlord's agents and employees. Tenant, as a material part of the consideration to Landlord, further assumes all risk of damage to property or injury to person in, upon, or about the Premises from any cause whatsoever, (except that which is caused by the gross negligence of Landlord).

INDEMNIFICATION AND INSURANCE

     Section 11. (a) Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability, and expense in connection with loss, damage or injury to persons or property occurring in, on , or about, arising out of the Premises, or occasioned wholly or in part by any act or omission of Tenant, Tenant's agents, contractors, customers, or employees.

     (b) Tenant shall, at all times during the Term and during any other period that Tenant actually occupies any portion of the Premises, at its own expense, keep in full force and effect public liability insurance with minimum limits of One Million Dollars ($1,000,000.00) on account of bodily injuries to or death of one (1) person, and One Million Dollars ($1,000,000.00) on account of bodily injuries to or death of more than one (1) person as a result of any one (1) accident or disaster, and One Million Dollars($1,000,000.00) on account of damages to property,


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naming Landlord and Landlord's mortgagees ('the Mortgagee"), if any, as additional insured. Tenant shall deliver to Landlord prior to the Commencement Date or Occupancy Date, whichever is sooner, a certificate of insurance evidencing the coverage required herein. The policy shall provide that the insurer cannot cancel the policy without at least thirty (30) days prior written notice to Landlord.

     (c) Tenant shall not carry on any activity in or about the Premises which will in any way cause an increase in the insurance rates on the Premises and/or the Building. Tenant shall pay as Additional Rent upon demand any increases in such insurance rates resulting from the use of the Premises.

SIGNS

     Section 12. Tenant acknowledges that Tenant will abide by the restrictions on the type and location of signs as set forth in the Rules and Regulations. Accordingly, Tenant will not erect or install any sign except in strict conformity with the standards set forth by Landlord, as determined by Landlord in Landlord's sole discretion. Landlord may determine type, location and content of any sign for Tenant.

ASSIGNMENT AND SUBLETTING

     Section 13. (a) This Lease shall not be mortgaged, pledged, encumbered, assigned, or otherwise transferred by Tenant, voluntarily, involuntarily, by operation of law, or otherwise, or the Premises or any part thereof sublet, used, or occupied for the conduct of ant business by any other party or for any purpose other than herein authorized, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, and the Landlord's Mortgagee, or if required, any future mortgagee of Landlord. Any consents to any assignment or subletting shall not constitute a waiver of the necessity for consent to any subsequent assignment or subletting. The sale, or sales, during the term hereof, aggregating fifty percent (50%) or more of the outstanding shares of stock or other ownership interests of Tenant shall be deemed to be an assignment of this Lease within the meaning of this Section 15.

     (b) In the event of any permitted assignment or other transfer of this Lease by Tenant, (i) Tenant shall remain liable for performance of all obligations of the assignee or transferee of Tenant hereunder, and Tenant hereby agrees to absolutely and unconditionally guarantee the performance hereunder of such assignee or transferee; and (ii) any rent which Tenant receives pursuant to any sublease in excess of the Base Rent, Percentage Rent, and the Additional Rent shall be paid by Tenant to Landlord.

CASUALTY

     Section 14. (a) if the Premises shall be destroyed or so injured by any cause as to be unfit, in whole or in part, for occupancy and such destruction or injury could reasonably be repaired within six (6) months from the date the repair work is commenced (as determined by Landlord and Landlord's Mortgage, in their sole discretion), Landlord shall notify Tenant within thirty (30) days after the happening of such destruction or injury whether or not Landlord will repair or rebuild. If Landlord elects not to repair or rebuild, this Lease shall be terminated. If Landlord elects to repair, then Tenant shall not be entitled to surrender possession of the Premises nor shall Tenant's liability to pay rent under this Lease cease without the mutual consent of the parties hereto; and Landlord shall repair the damage or injury with all reasonable speed and complete such repairs within six (6) months from the date Landlord receives the insurance proceeds paid on account of such damage or destruction. Notwithstanding the foregoing if Tenant has agreed that the damage or injury reparable, and provided that Landlord is proceeding with the necessary


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repairs in good faith, Landlord's failure to complete such repairs within the six (6) month period shall not entitle Tenant to surrender possession of the Premises. If during such period Tenant shall be deprived of the use of all or any portion of the Premises, a proportionate allowance shall be made to Tenant from the Base Rent and the Additional Rent corresponding to the time during which and to the portion of the Premises of which Tenant shall be so deprived.

     (b)  If such destruction or injury cannot reasonably be repaired within six
(6) months from the date the repair work commences (as determined by Landlord and Landlord's First Mortgagee, in their sole discretion), Landlord shall notify Tenant within thirty (30) days after the happening of such destruction or injury whether or not Landlord will repair or rebuild. If Landlord elects not to repair or rebuild, this Lease shall be terminated. If Landlord shall elect to repair or rebuild, Landlord shall specify the time within which such repairs of reconstruction will be completed and Tenant shall have the option within thirty
(30) days after the receipt of such notice to elect either to terminate this Lease and any further liability hereunder, or to extend the term of the Lease by a period of time equivalent to the time from the happening of such destruction or injury until the Premises are restored to their former condition. In the event Tenant elects to extend the term of the Lease, landlord shall restore the Premises to the condition as originally delivered to Tenant within the time specified in such notice, and Tenant shall not be able to pay rent for the period from the time of such destruction or injury until the Premises are so restored to their former condition. Notwithstanding the foregoing, if Tenant has agreed that the damage or injury is reparable, and provided that Landlord is proceeding with the necessary repairs in good faith, Landlord's failure to complete such repairs within the time specified shall not entitle Tenant to damages or a right to terminate the Lease and surrender possession of the Premises.

     (c) In addition to all rights to cancel or terminate this Lease given to the parties in Section 15 (a) and (b) hereof, if the Premises and/or Building are destroyed or damaged during the last year of the Term, to the extent of fifty percent (50%) or more of the value of the Premises and/or the Building, then Landlord shall have the right to cancel and terminate this Lease as of the date of such damage or destruction by giving notice thereof within thirty (30) days after the date of said damage or destruction.

     (d)  Notwithstanding anything to the contrary contained in Sections 15 (a),
(b) or (c) hereof, Landlord may cancel this Lease with no further liability to Tenant in the event that following destruction or injury to the Premises, Landlord's Mortgagee elects to require Landlord to apply any insurance proceeds paid to Landlord as a result of the casualty to reduce any debt secured by the Building Site.


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CONDEMNATION

     Section 15. (a) In the event the entire Premises shall be taken by condemnation or right of eminent domain, this Lease shall terminate as of the day possession shall be taken by the taking authority, and Landlord and Tenant shall be released from any further liability hereunder thereafter accruing. In the event only a portion of the Premises shall be taken by condemnation or right of eminent domain and the portion so taken renders the balance unsuitable for the purpose of this Lease, either the Landlord or the Tenant shall be entitled to terminate this Lease, such termination to become effective as of the day possession shall be taken, provided thirty (30) days notice in writing of such termination is given. If, in such case, this Lease is not terminated, Landlord agrees to restore the Premises with reasonable speed to an architectural unit as nearly like its condition prior to such taking as shall be practicable, and if during and/or after the work of restoration, Tenant is deprived of the use of all or a part of the Premises, an appropriate reduction of rent, depending upon the time during which and the portion of said Premises of which Tenant is so deprived shall be granted.

     (b) All damages awarded in connection with the taking of the Premises, whether allowed as compensation for diminution in value to the leasehold or to the fee of the Premises, shall belong to the Landlord. Notwithstanding the foregoing, Tenant shall be entitled to make a separate claim against the condemning authority for damage to merchandise and fixtures, and removal, reinstallation, and moving expenses, provided that such separate claim by Tenant does not diminish Landlord's award.

     (c)  Notwithstanding anything to the contrary contained in Sections 17 (a),
(b) or (c) hereof, Landlord may cancel this Lease with no further liability to Tenant in the event that following a taking by condemnation or right of eminent domain, Landlord's Mortgagee elects to require Landlord to apply any proceeds paid to Landlord as a result of the condemnation or eminent domain proceedings to reduce the debt secured by the Building Site.

LANDLORD'S REMEDIES UPON DEFAULT

     Section 16. (a) If Tenant shall at any time (i) be in default in the payment of Base Rent, Additional Rent, or other sums of money required to be paid by Tenant and Tenant shall fail to remedy such default within five (5) days of the date such sum is due; (ii) violate any restriction or rule in the Building Rules and fail to remedy such violation within thirty (30) days after receipt of written notice thereof; (iii) be in default in the performance of any other covenant, term, condition, provision, rule, or regulation of this Lease, and Tenant shall fail to remedy such default within fifteen (15) days after receipt of written notice thereof (but Tenant shall not be deemed to be in default if Tenant commences to remedy said defaults within said fifteen (15) day period and proceeds therewith with due diligence), and despite Tenant's efforts, said defaults cannot be remedied within said fifteen (15) day period); (iv) commits waste upon the Premises; (v) vacates the Premises or fails to continuously occupy and conduct Tenant's business on the Premises; or (vi) becomes insolvent or makes an assignment for the benefit of creditors, or if a receiver or trustee of Tenant's property shall be appointed, or if proceedings under any chapter of the United States Bankruptcy Code shall be instituted by or against Tenant and shall not be dismissed within sixty (60) days after being filed, or if any event shall happen which, aside from this provision, would cause any assignment or devolution of Tenant's interest or occupancy hereunder by operation of law; then, in any event, Landlord, in addition to all other remedies given to Landlord in law or in equity, may by written notice to Tenant, terminate this Lease, or without terminating this Lease, reenter the Premises by summary proceedings or otherwise. In any event Landlord may dispossess the Tenant, it being the understanding that under no circumstances is this Lease to be an asset for Tenant's creditors by operation of law or otherwise.


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     In the event of such reentry Landlord may relet the Premises without being obligated so to do and may apply the rent from such reletting first to the payment of Landlord's expenses, including attorneys' fees incurred by reason of Tenant's default, and the expense of reletting, including, without limitation, repairs, renovation, or alteration of the Premises and then to the amount of Base Rent, Additional Rent, and all other sums due from Tenant hereunder and for any deficiency. Any and all such deficiencies shall be payable by the Tenant monthly on the date herein provided for the payment of Base Rent.

     (b) In the event of a default by Tenant of any of the terms, provisions, covenants, conditions, rules, and regulations of this Lease, Landlord shall have the right to invoke any remedy permitted to Landlord in law or equity, including the right to terminate this Lease. Such remedies shall include the right to sue immediately for any and all damages, including immediate payment of all Base Rent and Additional Rent owing for the remainder of the term hereof. No termination of this Lease and no taking or recovery of possession of the Premises shall deprive Landlord of any of its remedies or actions against Tenant and Tenant shall remain liable for all past or future Base Rent, Additional Rent, and all other charges payable by Tenant under this Lease, during and for the balance of the term hereof. The bringing of any action for rent or other default shall not be construed as a waiver of the right to obtain possession of the Premises.

     (c) If suit shall be brought for recovery of possession of the Premises, for the recovery of rent, or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including reasonable attorneys', legal assistant and paralegal fees incurred.

     (d) All rights and remedies provided herein or otherwise existing at law or in equity are cumulative, and the exercise of one or more rights or remedies by either party shall not preclude or waive its right to the exercise of any or all of the others.


DISCHARGE OF LIENS - INABILITY TO BIND LANDLORD'S INTEREST

     Section 17. Tenant shall not do or suffer anything to be done whereby the Premises, the Building, or the Building Site may be encumbered by any liens or mechanics, laborers, or materialmen, chattel mortgages or any other liens. Furthermore, Tenant shall have no authority to create any lien for labor or material on or against the Premises, the building, or any Landlord's interest therein. Tenant shall, whenever and as often as any such liens are filed purporting to be for labor or material furnished or to be furnished to Tenant, discharge the same of record within ten (10) days after the Date of filing by payment, bonding or otherwise, as provided by law. Tenant, upon reasonable notice and request in writing from Landlord, shall also defend for Landlord, at Tenant's sole costs and expense, any action, suit, or proceeding which may be brought on or for the enforcement of any such lien. Tenant will pay any damages and satisfy and discharge any judgments entered in such action, suit or proceeding and save harmless the Landlord from any liability, claim, or damages resulting therefrom. In default of Tenant procuring the discharge, as aforesaid, of any such lien, Landlord may, with ten (10) days' prior notice, procure the discharge thereof by bonding or payment or otherwise, and all costs and expenses incurred by Landlord in obtaining such discharge shall be paid by Tenant as Additional Rent within ten (10) days after notice from Landlord of the amount thereof.


LIMITATION ON LIABILITY OF LANDLORD


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     Section 18.  If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title, and interest of Landlord in the Building as the same then may be encumbered, and neither Landlord, nor any of its partners, shall be liable for any deficiency. It is understood and agreed that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Building. Such right of execution shall be subordinate and subject to any mortgage or other encumbrance upon the Building. In the event of the sale or other transfer of Landlord's right, title, and interest in the Premises or the Building, Landlord shall be released from all liability and obligations hereunder accruing after the date of such sale or other transfer.

RIGHTS OF LANDLORD

     Section 19. (a) Landlord reserves the right at all reasonable times, by itself or its duly authorized agents, to go upon and inspect the Premises and every part thereof, and at its option to make repairs, alterations, and additions to the Premises, or the Building.

     (b) If Landlord shall make any payments on behalf of Tenant which are Tenant's obligation in order to fulfill Tenant's covenants, then any amounts so paid by Landlord are agreed and declared to be items of Additional Rent and shall be due and payable to Landlord from Tenant with the next installment of Base Rent due thereafter under this Lease. Any such amounts which shall be paid by Landlord on behalf of Tenant shall bear interest at the rate of eighteen (18%) percent per annum, provided in no event shall rate to be charged to Tenant be in excess of that otherwise permitted by law.

     (c) Landlord shall have the right to use Tenant's name in any advertising conducted by Landlord or Landlord's agents for and with respect to the Building.

MORTGAGE SUBORDINATION AND ESTOPPEL LETTER

     Section 20. (a) Tenant understands, acknowledges and agrees that this Lease is and shall be subordinate to any mortgage, ground lease or other lien now existing or hereafter placed on or affecting the Premises, the Building, or any part thereof, and to any renewals, refinancing or extensions and to all advances made or thereafter to be made upon the security thereof. This shall be self-operative and no further instrument of subordination shall be required by any mortgagee or lender hereof. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, or other lien now existing or hereafter placed upon the Premises, the Building, or the Building Site as a whole. Further, Tenant agrees upon demand or request of any party in interest, to execute promptly such further instruments or certificates to carry out the intent hereof.

     (b) Notwithstanding the provisions of Section 21 (a) hereof, any mortgagee may at any time subordinate the lien of its mortgage to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which this Lease shall be deemed to be senior to such mortgage without regard to their respective dates of execution, delivery, and/or recordation among the Land Records of the county in which the Building is located, and thereafter such mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such mortgage.

     (c) Tenant shall, within ten (10) days from request by Landlord, execute and deliver, to such persons as

Landlord shall request a statement in recordable form certifying that his Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (of if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or its mortgagee (s) shall reasonably require.

     (d) The terms of this Lease are subject to approval by the Mortgagee, if any, or any other lender (s), such approval is a condition precedent to Landlord's obligations hereunder. If First Mortgagee requires reasonable changes to the provisions of the Lease other than those provisions designating the length of the term and the rent payable under this Lease, Landlord shall have the right to cancel this Lease if Tenant refuses to approve any such reasonable change in writing within thirty (30) days after Landlord's request therefor.

NO WAIVER BY LANDLORD

Section 21. No waiver of any of the terms, covenants, provisions, conditions, rules, and regulations imposed or required by this Lease, and no waiver of any legal or equitable relief or remedy shall be implied by the failure of Landlord to assert any rights to declare any forfeiture, or any other reason. No waiver of any of said terms, provisions, covenants, rules, and regulations shall be valid unless it shall be in writing signed by the Landlord. No waiver or forgiveness of performance by Landlord in respect to one or more tenants of the Building shall constitute a waiver or forgiveness of performance of any one or more of the terms, provisions, conditions, rules, and regulations of this Lease may be failure of performance of any other terms, provisions, conditions, covenants, rules, and regulations of this Lease.

VACATION OF PREMISES

     Section 22. Tenant shall deliver and surrender to Landlord possession of the Premises, including all Tenant Improvements (and all replacements thereof) and all fixtures permanently attached to the Premises during the Term, upon the expiration of the Term or the termination of this Lease in any other way in as good condition and repair, ordinary wear and tear and insured casualty excepted; provided, however, that upon Landlord's request made at least thirty (30) days prior to the end of the Term or the date Tenant is otherwise required to vacate the Premises, Tenant shall remove all fixtures and equipment affixed to the Premises by Tenant, and restore the Premises to good condition, ordinary wear and tear and insured casualty excepted, at Tenant's sole expense. Such removal shall be performed prior to the earlier of the end of the Term, or the date Tenant is required to vacate the Premises.

LANDLORD'S LIEN

     Section 23. (a) Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. It is provided, however, the Landlord shall not have a lien with respect to the Premises which would be superior to a lien from a lending institution, supplier or leasing company, if such lending institution, supplier or leasing company has a perfected security interest in the equipment, furniture or other tangible personal property and which security interest has its origin in a transaction whereby Tenant acquired such equipment, furniture or other tangible personal property.

     (b) The provisions of this Section 24 relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida, so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter place in or on the rights provided by law or by the other terms and provisions of this Lease.

     (c) Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord my now or hereafter request in order to protect or further perfect Landlord's security interest.
Notwithstanding the above, Landlord shall neither sell nor withhold from Tenant Tenant's business records.

SECURITY DEPOSIT

     Section 24. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Tenant's damages in case of default by Tenant. The Security Deposit shall be paid to Landlord upon execution of this Lease. Landlord may, in its sole discretion, from time to time without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any default under this Lease or to satisfy any other covenant or obligation of Tenant hereunder; provided, however, that no portion of the Security Deposit shall be applied towards payment of the last month's rent hereunder without the prior written consent of the Landlord's Mortgagee. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant after deducting therefrom any unpaid obligation of the Tenant to the landlord as may arise under this Lease, including, without limitation, the obligation to restore the Premises pursuant to Section 23. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability for the return of such Security Deposit.

NO INCOME PARTICIPATION

     Section 25. Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the Premises or portion thereof leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts of sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the leased Premises.

MEMORANDUM OF LEASE

     Section 26. This Lease shall not be recorded, but either party may record a Memorandum of Lease in which shall be described the property herein demised, the Term, and which shall refer to this Lease. The party requesting that the Memorandum of Lease be recorded shall prepare and pay all costs of recording the Memorandum of Lease, and the other party agrees to execute at any and all times such instruments as may be reasonably required for such recording.

RENT DEMAND

     Section 27. Every demand for rent wherever and whenever made shall have the same effect as if made at the time if falls due and at the place of payment. After the service of any notice or commencement of any suit, or final judgment therein, Landlord may receive and collect any rent due, and such collection or receipt shall not operate as a waiver of or otherwise affect such notice, suit, or judgment.
NOTICES


     Section 28. Any notices or consent required to be given by or on behalf of either party upon the other shall be in writing and shall be given by personal delivery, or by overnight delivery service, effective upon the date actually delivered, or by mailing such notices or consent by registered or certified United States mail, postage prepaid, return receipt requested, addressed to the parties at the addresses noted above or at such other address as may be specified from time to time, in writing, delivered to the other party, and the time of the rendition of such notice by mail shall be three (3) days following the date such notice is deposited in an official United States Post Office, postage prepaid.

APPLICABLE LAW AND CONSTRUCTION

     Section 29. The laws of the State of Florida shall govern the validity, performance, enforcement, and interpretation of the Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document for examination does not constitute an offer to lease, or a reservation or option for the Premises and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations, considerations, representations, and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties. Tenant shall have no right to quit the Premises or cancel or rescind this Lease except as expressly granted herein.

FORCE MAJEURE

     Section 30. In the event that Landlord shall be delayed, hindered in, or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or any other reason of a like nature not the fault of the Landlord, then such performance shall be excused for the period of the delay and the period of performance shall be extended for a period equivalent to the period of such delay.

NO PARTNERSIP

     Section 31. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of Tenant's business or otherwise, or joint venturer, or a member of a joint enterprise with Tenant.

QUIET ENJOYMENT

     Section 32. Landlord hereby convenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord.

HOLDING OVER

     Section 33. If at the expiration of the Term of this Lease, or any renewal thereof, Tenant continues to occupy the Premises, such holding over shall not constitute a renewal of this Lease, but Tenant shall be a tenant from month-to-month.

CAPTIONS

     Section 34. Any paragraph, titles, or captions contained in this Lease are for convenience only and shall not be deemed part of the context of this Lease.



VARIATION IN PRONOUNS

     Section 35. All the terms and words used in this Lease, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Lease or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the number and gender so required.

RADON

     Section 36. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your own county public health unit.

     IN WITNESS WHEREOF, the parties hereto have set their hands this
      day of 1997, as to the Landlord and this         day of         ,1997 as
to the Tenant.

Signed, Sealed and Delivered
     in the Presence of:

The Century Group, Inc.


By:
   --------------------------------
          "LANDLORD"

First Independent Computer, Inc.



BY:
   --------------------------------
     "TENANT"


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